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                         NONQUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement made and entered into this 31st day of October, 1995 by and between Sullivan Dental Products, Inc., a Delaware corporation (Company), and Kerry B. Wolfe (Optionee).
                                     WITNESSETH:

    WHEREAS, on the 31st day of October, 1995, the Board of Directors of the Company authorized the appropriate officers of the Company to grant a non-qualified stock option to the Optionee; and

    WHEREAS, the Optionee performs valuable services for and makes substantial contributions to the Company; and

    WHEREAS, the Company considers it desirable and in its best interest that the Optionee has the opportunity to purchase shares of the Company's common stock, $.01 par value (Common Shares) upon the terms and conditions herein set forth.

    NOW, THEREFORE, in consideration of the premises, it is hereby understood and agreed as follows that:

    1. The Company hereby grants to the Optionee the option to purchase 5,000 Common Shares at a purchase price equal to $9.75 per share, in the manner and subject to the conditions hereinafter provided (Option).

    2. The Option may be exercised at any time and from time to time, in whole or in part, until 5:00 p.m. on the 30th day of October, 2005.

    3. The Optionee shall exercise the Option by delivering to the Company the following:

         A) A written notice executed by Optionee stating that he is exercising the Option and the number of Common Shares to be purchased pursuant to the Option; and

         B) The purchase price for the Stock, which shall be evidenced by a twelve (12) month promissory note executed by the Optionee which said promissory note shall provide for full recourse against the Optionee and shall further provide for the Optionee to pay interest quarterly at the then applicable federal rate pursuant to the appropriate section of the Internal Revenue Code of 1986, as amended, or any successor statute and the regulations promulgated thereunder and which said


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    promissory note shall further provide for the right of prepayment from time to time without penalty; and

         C) Collateral other than the Common Stock being purchased hereunder, which said collateral shall have a fair market value equal to at least the purchase price of the Common Shares being purchased hereunder.

    4. The Company shall, upon receipt of said written notice, executed promissory note and collateral, cause delivery to the Optionee of the Common Stock being purchased pursuant to said written notice.

    5. If the number of issued Common Shares shall be increased or reduced by changes in par value, reclassification, stock dividend, stock split, or other similar event, the number of Common Shares subject to the Option and the Option price per share shall be equitably adjusted. Unless otherwise determined by the Board, each outstanding stock option shall automatically terminate upon the effective date of:

    (a)  the liquidation or dissolution of the Company,

    (b) any merger or consolidation in which the Company is not the surviving corporation or pursuant to which the Common Stock of the Company does not remain outstanding, or

    (c) the acquisition by another person of all or substantially all of the assets of the Company.

    6. The Option is non-transferable by the Optionee, except in the event of his death as provided in Paragraph 7 below, and during the Optionee's lifetime is exercisable only by him. The Optionee shall have no rights as a stockholder with respect to the Common Shares covered by the Option until payment of the option price and delivery to him of certificates for such Common Shares as herein provided.

    7. The Optionee hereby represents and warrants to the Company that the Common Shares acquired by him pursuant to exercise of the Option will be acquired solely for his own account for investment only, and any sale, transfer or other disposition of such Common Shares by him will be made in compliance with all applicable federal and state security laws. In the event of the death of the Optionee,


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the rights under this Option may be devised by will, and in the absence of a will, shall pass pursuant to the laws of descent and distribution of the state of his domicile.

    8a. The Company hereby advises the Optionee, and the Optionee hereby acknowledges that he understands that the Common Shares acquired by him upon exercise of the Option may not then be registered under the Securities Act of 1933 (Act) and such shares must be held by him until they are registered under the Act or any exemption from such registration is available. Certificates for all Common Shares purchased pursuant to exercise of the Option will bear the following legend:

    "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

    8b. The Optionee hereby acknowledges that the Company may place a stop transfer order with the transfer agent of the Common Shares regarding the transfer of the Optionee's Common Shares purchased pursuant to exercise of the Option. Such shares are commonly known as "Restricted Securities". The Company shall have no obligation to take any action that may be necessary to make available any exemption from registration under the Act.

    8c. Upon exercise of the Option, the Company shall deliver to the Optionee, and the Optionee shall acknowledge that he has received, reviewed, and is familiar with certain releases, rules, notices and the like issued by the Securities and Exchange Commission, including but not limited to Rule 144 under the Act, which are in effect on the date the Option is exercised which establishes definitive guidelines governing, among other things, the resale of "Restricted Securities." The Optionee understands that reliance on Rule 144 to sell securities is subject to certain restrictions and limitations which are currently as follows:

         i. The Optionee must have been the beneficial owner of the Common Shares for at least two (2) years and the full purchase price have been paid at least two (2) years prior to the sale. In computing the two (2) year holding period, there must be excluded any period during


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    which the Optionee had a short position in or any put or other options to dispose of any Common Shares.

         ii. There is a limitation on the amount of Common Shares which can be sold during any three (3) month period. This limitation is the greater of
    (a) one percent of the outstanding Common Shares as shown by the most recent financial statements published by the Company, or (b) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the Automated Quotation System for a Registered Securities Association during the four (4) calendar weeks preceding the filing of the notice of sale with the Securities and Exchange Commission as required by Rule 144, or (c) the average weekly volume of trading of Common Shares reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 during the four (4) week period described in the aforesaid Rule. If the Optionee is not an affiliate of the Company (the term affiliate being defined to mean a person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Company) these restrictions shall not apply if the Optionee owned the Common shares for three (3) years or more.

         iii. The Common Shares can only be sold in "broker's transactions" as that term is defined in Rule 144.

         iv. The Optionee may be required to file a notice of proposed sale (on Form 144) with the Securities and Exchange Commission concurrently with the placing of an order to execute the sale.

    8d. In connection with any disposition of the Common Shares by the Optionee under Rule 144 or pursuant to some other exemption available to the Optionee under federal or state securities laws, the Optionee may be required to deliver to the Company an opinion from his counsel and/or to receive an opinion of counsel from the Company to the effect that all applicable requirements have been met.


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    8e.  In addition to the above requirements, the Optionee acknowledges that unless he consults his tax advisor prior to a sale of the Common Shares acquired as a result of exercise of the Option, he may be taxed at ordinary income rates as a result of the sale thereof.

    9.   Taxes.    The Company may require the Optionee to pay to the Company
(by deduction or otherwise), prior to and as a condition of making any delivery of shares or any cash payment pursuant to any exercise of a stock option, the amount of any tax required by law to be withheld with respect to such exercise.

    10.  Joint Tenancy.      Upon notice to the Company by the Optionee, any
Common Shares to be issued hereunder may be issued to the Optionee and a person designated by the Optionee in joint tenancy with rights of survivorship.

    11.  Notices.       Any notice provided for in this Agreement shall be
deemed to have been duly given if delivered in person or mailed by certified or registered mail, return receipt requested, to the Company at 10920 W. Lincoln Avenue, West Allis, Wisconsin 53227, or to the Optionee at 126 Park Lane, Deerfield, Illinois 60015. The Company or the Optionee may from time to time designate some other address by notice in writing given in accordance with the provisions of this Paragraph 11.

    12.  Applicable Law.     This Agreement shall be construed under and
governed by the laws of the State of Wisconsin.

    13. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       SULLIVAN DENTAL PRODUCTS, INC.
ATTEST:

    /s/ Timothy J. Sullivan            By   /s/ Robert E. Doering
-----------------------------------       -------------------------------------
    (Assistant) Secretary                        (Vice) President


                                       /s/Kerry B. Wolfe
                                       ----------------------------------------
                                       Optionee


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